Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2006 relating to the consolidated financial statements of L-1 Identity Solutions, Inc. (formerly Viisage Technology, Inc.) (the "Company") for the year ended December 31, 2005, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.


/s/ BDO Seidman, LLP
Boston, Massachusetts
April 4, 2008